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                                                                    EXHIBIT 23.8



                 [ADIRONDACK CAPITAL ADVISORS, LLC LETTERHEAD]



July 29, 1997



     We hereby consent to the inclusion by reference in this registration statement of our written opinion and to all references to our Firm included in this registration statement.



                                             /s/ ADIRONDACK CAPITAL ADVISORS,
                                                          LLC

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                                             Adirondack Capital Advisors, LLC